EXECUTION COPY

Dated   1   December 2010

AGREEMENT ON PLEDGE OF SHARES

between

Aladoro Limited

Dubinin Mikhail Vladimirovich

Ivanov Dmitry Vladimirovich

Maher Tony Denis

Orlov Alexander Sergeevich

Vishnyakov Mikhail Ivanovich

Yushvaev Gavril Abramovich

WBD Finance Co. Ltd. and

WBD Finance Cyprus Limited

as Pledgors

and

Pepsi-Cola (Bermuda) Limited

as Pledgee

CONTENTS

Clause		Page
1	DEFINITIONS AND INTERPRETATION	1
2	PLEDGE OF SHARES	4
3	SECURED OBLIGATIONS	5
4	ENFORCEMENT OF THE PLEDGE	5
5	NATURE OF SECURITY	5
6	COVENANTS	6
7	PROVISIONS SEVERABLE	11
8	REMEDIES AND WAIVERS	11
9	ASSIGNMENT	11
10	NOTICES	11
11	AMENDMENTS	11
12	GOVERNING LAW AND DISPUTE RESOLUTION	12
13	COUNTERPARTS	13
14	LANGUAGE	13

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THIS AGREEMENT ON PLEDGE OF SHARES (this “Agreement”) is made on December    1   2010 between:

(1)	persons and companies listed in the alphabetical order in Schedule 1 to this Agreement (together referred as the “Pledgors” and each individually as “Pledgor” ); and

(2)
Pepsi-Cola (Bermuda) Limited, a company incorporated under the laws of Bermuda with its registered address at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda in its capacity as creditor in respect of the obligations of the Pledgors under the Purchase Agreement (as defined below) (the “Pledgee”).

WHEREAS:

(A)	The Pledgors have entered into a purchase agreement dated on or about the date of this Agreement between, among others, the Pledgors as sellers and the Pledgee as buyer (the “Purchase Agreement”).

(B)	The Pledgors have entered into this Agreement in accordance with the Purchase Agreement.

IT HAS BEEN AGREED as follows:

1           DEFINITIONS AND INTERPRETATION

1.1	Definitions

Capitalized terms used in this Agreement, and not otherwise defined herein, shall have the same meanings as in the Purchase Agreement. In addition:

“Acceptable Registrar” means Joint Stock Company “Noviy Registrator”, OAO “Registrator NIKoil”, OAO “REESTR” or ZAO “Professionalniy registratsionniy tsentr”.

“Acceptable Depository” means OOO “Depozitarnye i korporativnye tekhnologii”, OOO “SDK “Garant”, Deutsche Bank Ltd. or ZAO Citibank.

“Additional Shares” means (1) any shares issued by the Company in substitution of the shares listed in Schedule 2 (The Shares) to this Agreement (whether by way of conversion (konvertaziya), exchange (izmenenie prav), re-denomination (izmenenie nominalnoi stoimosti), share consolidation (konsolidaziya), share split (droblenie) or company reorganisation (pri reorganizatsii juridicheskih lits) (as these terms are construed by applicable Russian law), or otherwise) and/or (2) any ordinary shares issued by the Company by way of subscription (podpiska) or distribution among shareholders (raspredelenie sredi akzionerov) (as these terms are construed by applicable Russian law) and acquired by the Pledgors.

“Appraiser” means an independent appraiser or appraisers appointed by the Pledgee in its sole discretion.

“Blocking Instruction” means the standing instruction issued by Yushvaev Gavril Abramovich, which standing instruction grants UniCredit Bank Austria AG the exclusive authority to submit the depository instructions in relation to depo accounts No.                    and No.                       to ZAO UniCredit Bank on behalf of Yushvaev Gavril Abramovich.

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“Civil Code” means the Civil Code of the Russian Federation.

“Company” means Open Joint Stock Company “Wimm-Bill-Dann Foods”, a company incorporated under the laws of the Russian Federation with its registered address at: 16/15 Yauzsky Boulevard, Moscow 109028, Russian Federation.

“Depository” means the Original Depository and each New Depository.

““DEPO” Account” means the “depo” account of a Pledgor opened with a Depository for the purposes of recording such Pledgor’s title to the Shares.

““DEPO” Pledge Account” means a pledge “depo” account or sub-account, as the case may be, opened with a Depository in the name of a Pledgor or, where relevant, the Pledgee for the purposes of recording the Security over such Pledgor’s Shares.

“Dispute” has the meaning given to that term in Clause 12.2 (Arbitration).

“Law on Pledge” means the Law of the Russian Federation No. 2872-1 “On pledge” dated 29 May 1992.

“LCIA Court” has the meaning given to that term in Clause 12.2 (Arbitration).

“Moscow Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Moscow.

“New Depository” has the meaning given to that term in paragraph (a) of Clause 6.4 (Register and Registrar).

“New Share Registrar” has the meaning given to that term in paragraph (a) of Clause 6.4 (Register and Registrar).

“Original Depository” means each of the following: (i) ZAO UniCredit Bank, a company organised and licensed under the laws of the Russian Federation with its legal address at Prechistenskaya nab., 9, Moscow 119034, Russian Federation; (ii) CJSC ING Bank (Eurasia), a company organised and licensed under the laws of the Russian Federation with its legal address at Krasnoproletarskaya ulitsa, 36, Moscow 127473, Russian Federation; and (iii) JSC VTB24, a company organised and licensed under the laws of the Russian Federation with its legal address at Myasnitskaya Str., 35, Moscow, Russian Federation.

“Original Share Registrar” means Joint Stock Company “Moscow Central Depository”, an open joint stock company organised and licensed under the laws of the Russian Federation with its legal address at B. Pochtovaya Str., 34, bld.8, Moscow 105082, Russian Federation, which in accordance with an agreement with the Company maintains the Share Register.

“Parties” means the Pledgors and the Pledgee (each, a “Party”).

“Power of Attorney” means the power of attorney dated 18 September 2009, issued by Yushvaev Gavril Abramovich, which power of attorney authorises UniCredit Bank Austria AG to act on behalf of Yushvaev Gavril Abramovich.

“Relevant Register” means the Share Register or, as the case may be, the records of a Depository.

“Relevant Registrar” means each Share Registrar and each Depository.

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“Relevant Registrar Documents” means, in relation to any Relevant Registrar:

(a)	any licence(s) issued to such Relevant Registrar by the Federal Service for Financial Markets or other relevant authority, as the case may be; and

(b)
its internal regulations and other documents (including, where relevant, agreements with the Company or a Share Registrar) relating to the registration of title to, and any security, lien and/or encumbrance or blocking in respect of, the Shares.

“Rules” has the meaning given to that term in Clause 12.2 (Arbitration).

“Secured Obligations” means:

(a)
the obligation of a Pledgor to sell and transfer the shares to the Pledgee in accordance with Sections 2.01 and 2.02 of the Purchase Agreement and obligations of a Pledgor under Section 5.05(a) of the Purchase Agreement; and

(b)
all moneys, debts and liabilities due, owing or incurred by a Pledgor to the Pledgee, which arise from such Pledgor’s failure to perform or to duly perform any of such Pledgor’s obligations referred in paragraph (a) of this definition.

“Security” means the first-ranking pledge created in favour of the Pledgee under this Agreement.

“Share Register” means the register of shareholders of the Company.

“Share Registrar” means the Original Share Registrar and each New Share Registrar.

“Shares” means any of shares listed in Schedule 2 (The Shares) to this Agreement and any of the Additional Shares.

1.2       Interpretation

Any reference in this Agreement to:

(a)	“Russia” and “Russian Federation” shall be construed to include the Russian Federation and any republic or political sub-division (subjekt) thereof;

(b)	any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(c)
this Agreement, the Purchase Agreement or any other agreement or document shall be construed as references to this Agreement, the Purchase Agreement or such other agreement or document as the same may have been, or may from time to time be, amended, varied, supplemented or otherwise renewed; and

(d)	any Clause or Schedule, save as otherwise provided herein, shall be construed as a reference to that Clause or Schedule of this Agreement.

1.3       Construction

(a)	The principles of interpretation set out in Section 1.02 (Other Definitional and Interpretative Provisions) of the Purchase Agreement shall apply as if set out in this Agreement

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(b)	In this Agreement:

(i)	Clause and Schedule headings are for ease of reference only; and

(ii)	the words “include” and “including” shall be deemed to be followed by the words “without limitation” where not so followed.

2          PLEDGE OF SHARES

2.1       Pledge

As security for the performance of its Secured Obligations and in accordance with the Civil Code and the Law on Pledge, each Pledgor hereby pledges such Pledgor’s Shares by way of first-ranking pledge in favour of the Pledgee. In accordance with this Agreement, the pledge shall secure the claims of the Pledgee against a Pledgor under such Pledgor’s Secured Obligations to the full extent of such Pledgor’s Secured Obligations, including any interest, penalty or indemnity in respect of losses arising from any delay or failure to perform and compensation of the necessary expenses of the Pledgee in respect of enforcement pursuant to this Agreement.

2.2       Value of Shares

The Parties agree that, solely for the purposes of Article 339 of the Civil Code and Article 10 of the Law on Pledge and without prejudice to the provisions of Clause 4 (Enforcement of the pledge), as of the date of this Agreement, the value of the Shares is set out in Schedule 2 (The Shares) of this Agreement.

2.3       Possession of Shares

Without prejudice to any other terms and conditions of this Agreement, and solely for the purposes of Article 339 of the Civil Code and Article 5 of the Law on Pledge, the Shares owned by a Pledgor shall be deemed remaining in the possession of such Pledgor.

Each Pledgor shall be entitled to receive all dividends and other distributions and to exercise any rights in connection with the Shares, including all voting rights.

3         SECURED OBLIGATIONS

The substance, amount and the terms of performance of the Secured Obligations are set out in the Purchase Agreement, to which the Pledgors and the Pledgee are the parties.

4          ENFORCEMENT OF THE PLEDGE

At any time after a Pledgor’s failure to perform or to duly perform any of such Pledgor’s Secured Obligations, the Pledgee shall be entitled:

(a)	to levy execution against such Pledgor’s Shares for the satisfaction of such Pledgor’s Secured Obligations; and

(b)
to obtain satisfaction of such Pledgor’s Secured Obligations out of the value of such Pledgor’s Shares in any manner permitted by the Russian legislation at the time of the levy of execution against such Shares.

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5          NATURE OF SECURITY

5.1       Duration of Security; Release

(a)
Subject to paragraph (a) and sub-paragraph (i) of paragraph (b) of Clause 6.1  (Registration), the Security created by a Pledgor shall be in effect from the date of this Agreement and shall continue in full force and effect until the earlier of (i) the End Date (unless the conditions to the Closing, which are set out in Article 7 of the Purchase Agreement, have been satisfied and the Buyer has submitted to its bank all relevant payment instructions or has delivered to the Sellers the bank checks required for the Purchase Price Per Share to be paid to each Seller), (ii) the full discharge of the obligation of such Pledgor to sell and transfer the shares to the Pledgee in accordance with Sections 2.01 and 2.02 of the Purchase Agreement, (iii) termination of the Purchase Agreement in accordance with its terms, or (iv) breach by the Pledgee of its obligations under Section 2.02(a) of the Purchase Agreement.

(b)
The Security shall automatically terminate upon the Pledgee, or any person to whom the Pledgee’s rights under this Agreement are validly assigned under Clause 9 of this Agreement, ceasing to be an Affiliate of the Buyer Guarantor.

(c)
Upon the occurrence the earlier of (i) the End Date (unless the conditions to the Closing, which are set out in Article 7 of the Purchase Agreement, have been satisfied and the Buyer has submitted to its bank all relevant payment instructions or has delivered to the Sellers the bank checks required for the Purchase Price Per Share to be paid to each Seller), (ii) the full discharge of the obligation of a Pledgor to sell and transfer the shares to the Pledgee in accordance with Sections 2.01 and 2.02 of the Purchase Agreement, (iii) the date of termination of the Purchase Agreement as described in paragraph (a) above, (iv) breach by the Pledgee of its obligations under Section 2.02(a) of the Purchase Agreement, or the date of termination of this Agreement in accordance with paragraph (b) above the Pledgee agrees and undertakes that it shall, forthwith, execute and deliver to the Relevant Registrar such instructions as are required by Applicable Law in order to effect the unconditional release of such Pledgor’s Shares from the Security.

5.2       Obligations not discharged

Neither the Security nor the rights, powers and remedies conferred upon the Pledgee by this Agreement or by law shall be discharged, impaired or otherwise affected by:

(a)	a substantial change in the circumstances existing at the time the Parties entered into this Agreement (as provided in Article 451 of the Civil Code);

(b)	the liquidation, dissolution, bankruptcy, administration or re-organisation of a Pledgor or any other person or any change in the status, function, control or ownership of a Pledgor;

(c)	any of the obligations of a Pledgor under any other security taken in respect of a Pledgor’s obligations becoming illegal, invalid or unenforceable in any respect;

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(d)
any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any of the Secured Obligations or under any other security taken in connection therewith;

(e)
without prejudice to any of the provisions of this Agreement and the Purchase Agreement, any conversion, exchange, re-denomination, buy-out or disposal of any of the Shares, the issue of any additional shares in the charter capital of the Company or any seizure, confiscation, restriction in trading or expropriation of, or termination of a Pledgor’s ownership of, any of the Shares; or

(f)	any other act, event or omission which, but for this Clause 5.2, might operate to discharge, impair or otherwise affect the Security.

5.3       Ranking

The Security is and will at all times remain the first-ranking pledge over the Shares, and no other security, lien and/or encumbrance is or will rank ahead of it.

6          COVENANTS

The obligations of a Pledgor under this Clause 6 remain in force from the date of this Agreement until the date of release of the Security pursuant to Clause 5 above.

6.1       Registration

Each Pledgor shall, no later than (i) 3 Business Days following the date of notification of the chief executive officer of the Company on the opening of the Pledgee’s account in the Relevant Registrar by the Pledgee and (ii) with respect to any of such Pledgor’s Additional Shares, the date of registration of such Pledgor’s title to such Additional Shares in the Relevant Register:

(a)        deliver to the Relevant Registrar:

(i)
in case of a Share Registrar, a pledge instruction and a blocking order,  each in the form required by Regulations No. 27 of the Federal Commission for Securities Market of the Russian Federation of 2 October 1997 and/or other applicable Russian laws and regulations instructing the Share Registrar to register the Security in respect of such Pledgor’s Shares or, as the case may be, such Pledgor’s Additional Shares in the Share Register and to block such Shares or, as the case may be, such Additional Shares in such Pledgor’s personal account in the Share Register; or

(ii)
in case of a Depository, a pledge instruction in the form required by applicable Russian laws and regulations and the rules of that Depository instructing that Depositary to register the Security in respect of such Pledgor’s Shares or, as the case may be, such Pledgor’s Additional Shares in the relevant “DEPO” Account and/or “DEPO” Pledge Account.

(b)       provide to the Pledgee:

(i)	evidence of the registration of the Security in the Relevant Register;

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(ii)	copies of the Relevant Registrar Documents certified by a duly authorised officer of the Relevant Registrar;

(iii)
where such Pledgor’s title to such Pledgor’s Shares is registered with a Depository, evidence that such Depository is duly registered in the Share Register as a nominee with respect to such Shares (including, where relevant, all of such Pledgor’s Additional Shares); and

(iv)
an extract from the Relevant Register or other evidence that such Pledgor holds title to all of such Pledgor’s Shares (including, where relevant, such Pledgor’s Additional Shares) free from any security, lien and/or encumbrance or blocking orders or similar restrictions or other third party interests, other than (a) the Security and (b) any of the same created with the prior written consent of the Pledgee;

(c)
where a Pledgor is a legal entity, enter a record of this Agreement and of the Security in respect of such Pledgor’s Shares or, as the case may be, such Pledgor’s Additional Shares in its pledge entry book (if applicable) and provide the Pledgee with an extract from its pledge entry book confirming such record; and

(d)
deliver to the Company a written notice of the Security in respect of such Pledgor’s Shares or, as the case may be, such Pledgor’s Additional Shares substantially in the form of Part I of Schedule 3 (Form of Notice of Pledge and Acknowledgement) and provide the Pledgee with evidence of the Company’s acknowledgement of such notice in the form of Part II of Schedule 3 (Form of Notice of Pledge and Acknowledgement),

in each case in form and substance as required by the Applicable Law and at Pledgee’s cost. The Pledgee shall reimburse such costs at the Pledgor’s written request.

Without prejudice to the provisions of Clause 10 of this Agreement, the notification in respect of the opening of Pledgee’s account shall be delivered by an electronic message sent to the following e-mail addresses: (i) IvanovD@WBD.ru and (ii) MaherT@WBD.ru. Such electronic message shall be deemed to be delivered to all Pledgors upon receipt of successful delivery report by the Pledgee.

6.2       Further Assurances

Each Pledgor shall carry out any further recording, filing, registration or the like and take such other action, and execute and deliver such further instruments and documents, as may, at any time, be necessary under the Applicable Law to ensure the validity, perfection or enforcement of the Security, or any of the rights of the Pledgee under this Agreement, including, promptly upon request of the Pledgee acknowledge any notice of assignment or transfer of the rights and/or obligations of the Pledgee under this Agreement in accordance with Clause 9.2 (Assignments by the Pledgee) and promptly upon demand, provide the Pledgee with evidence of such Pledgor’s acknowledgement in each case in form and substance as required by the Applicable Law and reasonably satisfactory to the Pledgee and at Pledgee’s cost. The Pledgee shall reimburse such costs at the Pledgor’s written request.

6.3       No further Encumbrance

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Each Pledgor shall not without the prior written consent of the Pledgee grant, consent to or permit to subsist any Encumbrance over, or any blocking order or other restriction or third party interest with respect to, such Pledgor’s Shares or any part thereof (other than in connection with the Security and/or in favour of the Pledgee).

6.4       Register and Registrar

(a)	To the extent each Pledgor is able under the Applicable Law, such Pledgor shall ensure, and shall procure that the Company ensures, that:

(i)	such Pledgor’s title to, and the Security in respect of, all of such Pledgor’s Shares (including, where relevant, all of such Additional Shares) are duly recorded in the Relevant Register;

(ii)
the Share Register is maintained by the Original Share Registrar and is not transferred to any other person, except where such transfer is required under the mandatory provisions of applicable Russian law, provided that such transfer is duly made to an Acceptable Registrar (a “New Share Registrar”);

(iii)
where such Pledgor’s title to such Pledgor’s Shares is registered with an Original Depository, that Depository is duly registered in the Share Register as a nominee with respect to such Shares (including, where relevant, all of such Additional Shares) and that Depository is not replaced, except where such replacement is required under the mandatory provisions of applicable Russian law, provided that such Depository is duly replaced by an Acceptable Depository (a “New Depository”), in each case in form and substance as required by the Applicable Law and at Pledgee’s cost. The Pledgee shall reimburse such costs at the Pledgor’s written request.

(b)
Without prejudice to paragraph (a) above, where the Share Register is transferred from the Original Share Registrar to a New Share Registrar in accordance with the mandatory provisions of applicable Russian law, each Pledgor shall:

(i)	to the extent such Pledgor is able under the Applicable Law, ensure, and shall procure that the Company ensures, that:

•
where such Pledgor’s title to such Pledgor’s Shares is registered directly in the Share Register, such Pledgor’s title to, and the Security in respect of, all of such Shares (including, where relevant, all of such Additional Shares) are duly recorded directly in the Share Register; or

•
where such Pledgor’s title to such Pledgor’s Shares is registered with a Depository, that Depository is duly registered in the Share Register as a nominee with respect to such Shares (including, where relevant, all of such Additional Shares) and such Pledgors’s title to, and the Security in respect of, all of such

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Shares (including, where relevant, all of such Additional Shares) are duly registered with that Depository; and

(ii)	no later than on the date of transfer of the Share Register to a New Share Registrar, provide to the Pledgee:

•	where such Pledgor’s title to such Pledgor’s Shares is registered directly in the Share Register, evidence of the registration of the Security in the Share Register;

•
where such Pledgor’s title to such Pledgor’s Shares is registered with a Depository, evidence (a) that such Depository is duly registered in the Share Register as a nominee with respect to such Shares (including, where relevant, all of such Additional Shares) and (b) of the registration of the Security with that Depository;

•	copies of the Relevant Registrar Documents certified by a duly authorised officer of the Relevant Registrar; and

•
an extract from the Relevant Register or other evidence that the Pledgors holds, free from any security, lien and/or encumbrance or blocking orders or similar restrictions or other third party interests, other than (a) the Security and (b) any of the same created with the prior written consent of the Pledgee, the title to all of such Pledgor’s Shares (including, where relevant, all of such Additional Shares), in each case in form and substance as required by the Applicable Law and at Pledgee’s cost. The Pledgee shall reimburse such costs at the Pledgor’s written request.

(c)
Without prejudice to paragraphs (a) and (b) above, where an Original Depository is replaced by a New Depository in accordance with the mandatory provisions of applicable Russian law, each Pledgor shall:

(i)
to the extent such Pledgor is able under the Applicable Law, ensure, and shall procure that the Company ensures, that such New Depository is duly registered in the Share Register as a nominee with respect to such Pledgor’s Shares (including, where relevant, all of such Additional Shares) and such Pledgor’s title to, and the Security in respect of, all of such Shares (including, where relevant, all of such Additional Shares) are duly recorded with that New Depository; and

(ii)	no later than on the date of replacement of a Depository by a New Depository, provide to the Pledgee:

•
evidence (a) that such New Depository is duly registered in the Share Register as a nominee with respect to such Pledgor’s Shares (including, where relevant, all of such Additional Shares) and (b) of the registration of the Security with that New Depository;

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•	copies of the Relevant Registrar Documents certified by a duly authorised officer of the Relevant Registrar; and

•
an extract from the Relevant Register or other evidence that such Pledgor holds, free from any security, lien and/or encumbrance or blocking orders or similar restrictions or other third party interests, other than (a) the Security and (b) any of the same created with the prior written consent of the Pledgee, the title to all of such Pledgor’s Shares (including, where relevant, all of such Additional Shares), in each case in form and substance as required by the Applicable Law and at Pledgee’s cost. The Pledgee shall reimburse such costs at the Pledgor’s written request.

6.5       Personal covenant

(a)
Within one Business Day following the signing of this Agreement Yushvaev Gavril Abramovich shall notify in writing UniCredit Bank Austria AG and ZAO UniCredit Bank on his intention to cancel the Power of Attorney and the Blocking Instruction and provide the Pledgee with the copies of the notifications.

(b)
Within three Business Day following the date of notifications sent out in accordance with the paragraph (a) of this Clause Yushvaev Gavril Abramovich shall cancel the Power of Attorney and the Blocking Instruction and provide the Pledgee with the evidence of such cancellation.

7           PROVISIONS SEVERABLE

If, at any time, any of the provisions of this Agreement is or becomes or is deemed to be void, illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8           REMEDIES AND WAIVERS

No failure to exercise or any delay in exercising on the part of the Pledgee of any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or remedy prevent any further or other exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

9           ASSIGNMENT

9.1       Binding Agreement

This Agreement shall be binding upon and enure to the benefit of each Party’s permitted successors and transferees and assigns.

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9.2       Assignments by the Pledgee

The Pledgee shall be entitled to freely assign or transfer its rights and/or obligations (or any part thereof) under this Agreement to any acquirer of its rights and/or obligations (or any part thereof) under the Purchase Agreement. Such assignments or transfer by the Pledgee under this Agreement shall not be construed as a termination of the Security created pursuant to this Agreement or any of the obligations of the Pledgors under this Agreement. The Pledgors hereby confirm that, for the purposes of Article 388(2) of the Civil Code, the identity of the Pledgee as creditor of the Pledgors has no significance for the Pledgors.

9.3       Assignments by the Pledgors

The Pledgors shall not be entitled to assign or transfer any of their rights or obligations under this Agreement without the Pledgee’s prior written consent.

10        NOTICES

The provisions of Section 9.01 (Notices) of the Purchase Agreement shall be incorporated into this Agreement as if set out in this Agreement.

11        AMENDMENTS

No change, amendment or modification of this Agreement shall be valid or binding on the Parties unless made in writing and signed by each of the Parties.

12        GOVERNING LAW AND DISPUTE RESOLUTION

12.1     Governing law

This agreement is governed by, and shall be construed in accordance with, the laws of the Russian Federation.

12.2     Arbitration

Any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”) shall be referred to and finally resolved by arbitration under the Arbitration Rules (the “Rules”) of the London Court of International Arbitration (the “LCIA Court”) with the exception of article 6 of the Rules which shall not apply.

12.3     Procedure for arbitration

(a)
The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator; the respondent(s), irrespective of number, shall nominate jointly the second arbitrator; and a third arbitrator, who shall serve as Chairman, shall be appointed by the LCIA Court within 15 days of the appointment of the second arbitrator.

(b)
In the event the claimant(s) or the respondent(s) shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA Court within 15 days of such failure. In the event that both the claimant(s) and the respondent(s) fail to nominate an arbitrator within the time limits specified in the Rules, all 3 arbitrators shall be appointed by the

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LCIA Court within 15 days of such failure who shall designate one of them as chairman.

(c)	If all the parties to an arbitration so agree, there shall be a sole arbitrator appointed by the LCIA Court within 15 days of such agreement.

(d)	The seat of arbitration shall be London, England and the language of the arbitration shall be English.

(e)
Where disputes arise under this Agreement and/or the Purchase Agreement which, in the reasonable opinion of the first arbitral tribunal to be appointed by the Pledgee in any of the disputes, are so closely connected that it is expedient for them to be resolved in the same proceedings, that arbitral tribunal shall have the power to order that the proceedings to resolve that dispute shall be consolidated with those to resolve any of the other disputes (whether or not proceedings to resolve those other disputes have yet been instituted), provided that no date for the final hearing of the first arbitration has been fixed. If the arbitral tribunal so orders, the parties to each dispute which is a subject of the order shall be treated as having consented to that dispute being finally decided:

(i)	by the arbitral tribunal who ordered the consolidation unless the LCIA Court decides that it would not be suitable or impartial; and

(ii)
in accordance with the procedure, at the seat and in the language specified in the arbitration agreement in the contract under which the arbitral tribunal who ordered the consolidation was appointed, save as otherwise agreed by all parties to the consolidated proceedings or, in the absence of such agreement, ordered by the arbitral tribunal in the consolidated proceedings.

12.4     Waiver of immunity

Each Pledgor waives generally all immunity it may otherwise have, including immunity in respect of:

(a)	the giving of any relief by way of injunction or order for specific performance or for the recovery of land or other property (including, for the avoidance of doubt, such Pledgor’s Shares); and

(b)
the issue of any process against its property (including, for the avoidance of doubt, such Pledgor’s Shares) for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its property (including, for the avoidance of doubt, such Shares).

13        COUNTERPARTS

This Agreement may be executed in any number of original copies each of which has equal legal effect.

14        LANGUAGE

This Agreement has been executed in English. It may be translated into Russian. In the event of any discrepancies between the English and Russian versions of this Agreement or any

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dispute regarding the interpretation of any provision in the English or Russian versions of this Agreement, the English version of this Agreement shall prevail and questions of interpretation shall be addressed solely in the English language.

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EXECUTED by the Parties

The Pledgors

Aladoro Limited

By:	/s/ Ufinikina Olga
Name: Ufinikina Olga
Title: Authorized Representative

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Dubinin Mikhail Vladimirovich

By:	/s/ Dubinin Mikhail Vladimirovich

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By:	/s/ Ivanov Dmitry Vladimirovich

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Maher Tony Denis

By:	/s/ Maher Tony Denis

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Orlov Alexander Sergeevich

By:	/s/ Orlov Alexander Sergeevich

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Vishnyakov Mikhail Ivanoyvich

By:	/s/ Vishnyakov Mikhail Ivanoyvich

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Yushvaev Gavril Abramovich

By:	/s/ Yushvaev Gavril Abramovich

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WBD Finance Co. Ltd.

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WBD Finance Cyprus Limited

By:	/s/ Tony Maher
Name: Tony Maher
Title: Authorized Signatory

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The Pledgee

Pepsi-Cola (Bermuda) Limited

By:	/s/ AJ Macleod
Name: Andrew Macleod
Title: Authorized Officer

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